UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007 (November 9, 2007)

COMMUNICATE.COM INC.
(Exact name of Registrant as specified in charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

375 Water Street
Suite 645
Vancouver, British Columbia V6B 5C6
(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 453-4870

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

INFORMATION TO BE INCLUDED IN REPORT

This Form 8-K and other reports filed by the Company from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement between Communicate.com Inc. and Mr. Mark Melville

Pursuant to the terms and conditions of an employment agreement, dated November 9, 2007, between Communicate.com Inc. (the “Company”) and Mark Melville (the “Employment Agreement”), Mr. Melville has been appointed as the Chief Corporate Development Officer, effective as of January 1, 2008 (the “Effective Date”). The Employment Agreement provides for a term of five years subject to certain early termination rights on the part of the Company and Mr. Melville. The Employment Agreement provides that Mr. Melville will receive an annual base salary of $250,000, subject to annual review by the Company’s Chief Executive Officer and the board of directors (the “Board”) as well as a bonus of up to 50% of base salary as determined by the Board in its discretion. The Employment Agreement also provides that the Company will obtain and maintain disability insurance with respect to Mr. Melville. The Employment Agreement further provides that the Company will either lease or rent an automobile for the use of Mr. Melville at a monthly cost not to exceed $750 per month and will pay the reasonable moving expenses incurred by Mr. Melville to relocate to Vancouver.

Pursuant to the Employment Agreement, the Company will issue and grant Mr. Melville a stock option to purchase up to 1,000,000 shares of common stock of the Company (the “Shares”) at the then market price on the Effective Date which option will be subject to vesting over the term of the Employment Agreement as follows: (i) 333,334 Shares on the first anniversary of the Employment Agreement and (ii) thereafter 83,333.25 Shares vest after each successive three-month period. The option grant is set out in further details under a separate Incentive Stock Option Agreement dated November 9, 2007. The Incentive Stock Option was granted under Communicate.com Inc. 2007 Stock Incentive Plan (as adopted by the Board August 21, 2007).

The Company may terminate Mr. Melville’s employment in its sole discretion without notice and without Just Cause (“Terminated Without Cause” or “Termination Without Cause”) as such term is defined in the Employment Agreement, effective immediately upon the date as of when Mr. Melville is advised of such termination. In the event Mr. Melville’s employment is Terminated Without Cause, Mr. Melville is entitled to a severance allowance equivalent to his then current annual base salary and any annualized entitlement to bonus remuneration.

If Mr. Melville ceases to be an Eligible Participant (as such term is defined in the Incentive Stock Option Agreement) for any reason, then, except as for death or disability, the right to exercise the option shall terminate thirty days after such cessation, provided that the option shall be exercisable only to the extent that Mr. Melville was entitled to exercise the option on the date of such cessation. Notwithstanding the foregoing, if Mr. Melville violates the provisions of the Employment Agreement, or is terminated for Just Cause, violates any confidentiality and nondisclosure agreement or other agreement between himself and the Company, then the right to exercise the option shall terminate immediately upon written notice to Mr. Melville from the Company describing such violation.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is attached to this Current Report as Exhibit 10.1.

The foregoing description of the Incentive Stock Option Agreement is qualified in its entirety by reference to the Incentive Stock Option Agreement which is attached to this Current Report as Exhibit 10.2.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2007, the Board, by written consent, appointed Mr. Mark Melville as the Chief

Corporate Development Officer of Communicate.com Inc, effective January 1, 2008 and approved the Employment Agreement and Incentive Stock Option Agreement.

From July 2005 to November 2007, Mr. Melville was Global Account Manager at Monitor Group L.P., one of the world’s premier strategic consulting and investment firms. While at Monitor Mr. Melville worked directly with senior executives of F500 companies on a range of strategic initiatives and co-led Monitor’s West Coast technology practice. From August 2002 to July 2005, Mr. Melville was Chief Executive Officer of SteelTrace Ltd., a leading provider of business process and requirements management software. Mr. Melville sold SteelTrace to Compuware Corporation in 2006. Prior to SteelTrace, from 1999 to 2001, Mr. Melville was the Vice President of Corporate Development at MobShop, a pioneer in Online Commerce. Prior to MobShop from 1998 to 1999, Mr. Melville was a senior member of Exchange.com, a leading player in the on-line marketplace space. Exchange.com was sold to Amazon.com in 1999. Mr. Melville is 38 years old.

Mr. Melville holds a Masters in Business Administration degree from the Harvard Graduate School of Business, a Masters in Public Administration degree from Harvard's JFK School of Government, and an Honors Bachelor degree in Finance from the University of British Columbia.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that the Company was or is a party to in which Mr. Melville had or is to have a direct or indirect material interest.

In connection with his appointment as an officer, Mr. Melville and the Company entered into the Employment Agreement and the Incentive Stock Option Agreement which are described above under Item 1.01 of this Current Report, and such description is hereby incorporated by reference into this Item 5.02, as if set forth in its entirety herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit

10.1	Employment Agreement dated November 9, 2007, between Communicate.com Inc. and Mark Melville.

10.2	Incentive Stock Option Agreement Granted Under the 2007 Stock Incentive Plan dated November 9, 2007 between Communicate.com Inc. and Mark Melville.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATE.COM INC.

By:	/s/ C. Geoffrey Hampson
C. Geoffrey Hampson
Chief Executive Officer
Dated: November 15, 2007